Exhibit 99.1

WM Announces Fourth Quarter and
Full-Year 2025 Earnings

Focus on Operational Excellence Drives the Company’s Best-Ever Operating Expenses as a Percentage of Revenue for the Fourth Quarter and Full Year

Robust Operational Performance Led to Cash Flow from Operations Growing More than 12% in 2025

Strong Growth in Earnings and Cash Flow from Operations Expected to Continue in 2026

Houston — Jan. 28, 2026 — WM (NYSE: WM) today announced financial results for the fourth quarter and year ended Dec. 31, 2025.

	Three Months Ended				Year Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	(in millions, except per share amounts)				(in millions, except per share amounts)
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
Revenue	$6,313	$6,313	$5,893	$5,893	$25,204	$25,204	$22,063	$22,063
Income from Operations	$1,155	$1,204	$919	$1,054	$4,308	$4,719	$4,063	$4,296
Operating EBITDA(b)	$1,925	$1,974	$1,571	$1,706	$7,171	$7,582	$6,330	$6,563
Operating EBITDA Margin	30.5%	31.3%	26.7%	28.9%	28.5%	30.1%	28.7%	29.7%
Net Income(c)	$742	$780	$598	$688	$2,708	$3,031	$2,746	$2,916
Diluted EPS	$1.83	$1.93	$1.48	$1.70	$6.70	$7.50	$6.81	$7.23

“2025 was a year of disciplined execution for WM,” said Jim Fish, WM’s CEO. “We delivered record performance in operating expenses as a percentage of revenue for both the fourth quarter and the full year, resulting in our best full-year adjusted operating EBITDA margin.(a) Our investments in technology and automation continue to generate meaningful efficiencies, contributing to structurally enhanced margins and stronger cash generation. We are also building momentum in the strategic growth of our recycling, renewable energy, and healthcare solutions businesses as we position WM as the leading provider of comprehensive environmental solutions.”

Fish continued, “As we carry our momentum into 2026, we expect to grow free cash flow by nearly 30% at the midpoint of our guidance.(a) This growth is underpinned by our unreplicable solid waste network as well as the intentional investments we have made in recycling and renewable energy projects, our fleet, and a premier medical waste network. We plan to harvest the benefits of our investments and return to shareholders approximately $3.5 billion in 2026 through dividends and share repurchases while also returning our leverage ratio to our long-term target range of between 2.5x and 3.0x.”(d)

KEY HIGHLIGHTS FOR the fourth quarter and FULL YEAR 2025

Operating EBITDA(b)

	Fourth Quarter 2025				Full Year 2025
	($ in millions)				($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Legacy Business(e)	$1,838	32.3%	$1,869	32.8%	$6,833	30.1%	$7,158	31.5%
Healthcare Solutions	87	14.1%	105	17.1%	338	13.5%	424	16.9%
Total Company	$1,925	30.5%	$1,974	31.3%	$7,171	28.5%	$7,582	30.1%

•	Total Company operating EBITDA grew 13.3% in 2025. On an adjusted basis, total Company operating EBITDA grew 15.5%, and full-year adjusted margin exceeded 30% for the first time.(a)

•	Operating EBITDA for the Legacy Business increased 8.0% in 2025 and margin expanded 90 basis points. On an adjusted basis, operating EBITDA for the Legacy Business increased 10.1% in 2025 and margin expanded 150 basis points to 31.5%. These results were driven by organic revenue growth from price, disciplined cost initiatives, a continued focus on optimizing business mix, and contributions from sustainability growth investments.(a)

•	Operating EBITDA margin in the Healthcare Solutions business improved to 13.5% in 2025 from 1.0% in 2024. Adjusted operating EBITDA margin in the Healthcare Solutions business improved 180 basis points to 16.9% in 2025 as the Company progressed its integration of the business, leading to improved processes and synergy capture.(a)

Revenue

	Fourth Quarter 2025		Full Year 2025
	($ in millions)		($ in millions)
	Amount	Growth	Amount	Growth
Legacy Business(e)	$5,698	3.8%	$22,696	4.8%
Healthcare Solutions	615	N/A	2,508	N/A
Total Company	$6,313	7.1%	$25,204	14.2%

•	Revenue growth in the Legacy Business in 2025 was driven by Collection and Disposal core price of 6.3% and yield of 3.8% as the Company continues to focus on maximizing customer lifetime value.(f)

•	In 2025, the Company’s Collection and Disposal volume was 0.1%, or 0.3% on a workday adjusted basis, inclusive of 50 basis points of volume from wildfire cleanup efforts.

Operating Expenses

	Fourth Quarter 2025				Full Year 2025
	($ in millions)				($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Legacy Business(e)	$3,302	58.0%	$3,302	58.0%	$13,429	59.2%	$13,422	59.1%
Healthcare Solutions	391	63.6%	389	63.3%	1,583	63.1%	1,574	62.8%
Total Company	$3,693	58.5%	$3,691	58.5%	$15,012	59.6%	$14,996	59.5%

•	Operating expenses as a percentage of revenue for the Legacy Business improved 150 basis points in 2025. Adjusted operating expenses as a percentage of revenue for the Legacy Business improved 160 basis points in 2025, reflecting the benefits of front-line employee retention, capital investments made in the fleet, and intentional efforts to improve the residential collection business.(a)

SG&A Expenses

	Fourth Quarter 2025				Full Year 2025
	($ in millions)				($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Legacy Business(e)	$535	9.4%	$520	9.1%	$2,149	9.5%	$2,098	9.2%
Healthcare Solutions	139	22.6%	128	20.8%	573	22.8%	528	21.1%
Total Company	$674	10.7%	$648	10.3%	$2,722	10.8%	$2,626	10.4%

•	SG&A as a percentage of revenue in the Legacy Business continues to reflect the Company’s strong cost management approach, improving 20 basis points for the full year, or 10 basis points on an adjusted basis.(a)

•	SG&A as a percentage of revenue for Healthcare Solutions improved to 22.8% in 2025 from 38.5% in 2024. On an adjusted basis SG&A as a percentage of revenue for Healthcare Solutions improved 320 basis points to 21.1% in 2025. This strong result in the first full year of integration demonstrates the Company’s substantial progress toward its long-term objective of aligning the SG&A of this business with the Legacy Business.(a)

Cash Flow and Investments

•	The Company generated $6.04 billion of net cash provided by operating activities in 2025, an increase of 12.1% from the prior year. This strong operating cash flow growth resulted in free cash flow in 2025 of $2.94 billion, an increase of 26.8% compared to the prior year.(a)

•	The Company invested approximately $400 million in acquisitions in 2025 for solid waste and recycling businesses.

Sustainability and Healthcare Solutions Update

•	During 2025, the Company continued to progress its investments in sustainability growth projects, completing seven renewable natural gas facilities and nine recycling automation and growth projects, adding significant recycling and renewable natural gas capacity to our network.(g)

•	The Company achieved the targeted integration of the Healthcare Solutions operations into its existing field management and operating structure during the fourth quarter. The Company expects this integration step to benefit customer engagement, cross selling, and operating cost optimization beginning in 2026.

FINANCIAL OUTLOOK(h)

WM’s outlook for growth in 2026 is driven by expectations of continued strength in the solid waste business, ongoing optimization of Healthcare Solutions, and increased contributions from sustainability growth investments.

	Projected Results ($ in millions)	Projected Year-Over-Year Change at Midpoint
Revenue	$26,425 - $26,625	Growth of 5.2%
Adjusted operating EBITDA(a)	$8,150 - $8,250	Growth of 6.2% on a comparable basis, reflecting a change in the classification of accretion expense beginning in 2026(i)
Adjusted operating EBITDA margin(a)	30.8%-31.0%	Expansion of 30 basis points on a comparable basis, reflecting a change in the classification of accretion expense beginning in 2026,(i) or 50 basis points when normalized for the prior year wildfire cleanup
Capital to support the business	$2,450 - $2,550	Reduction of about $100 million
Sustainability growth capital(j)	About $200	Reduction of more than $400 million
Free cash flow(a)	$3,750 - $3,850	Growth of 29.4%

2026 expectations

•	Strong growth in the Collection and Disposal business is expected to be driven by disciplined pricing and continued cost optimization. The outlook for revenue growth is based on core price in 2026 of between 5.4% and 5.8%, yield of between 3.2% and 3.6%, and volumes between 0.2% and 0.6%, overcoming a 50-basis point headwind from wildfire volume in 2025.(f)

•	Rollover from solid waste acquisitions is expected to contribute about $65 million of revenue and $25 million of adjusted operating EBITDA.(a)

•	Growth in the Company’s sustainability businesses is expected to be driven by increased contributions from growth projects, partially offset by lower commodity prices.(k)(l) Together, adjusted operating EBITDA for the Recycling Processing and Sales and Renewable Energy segments combined with the landfill gas royalties realized by the Collection and Disposal segment are expected to grow between $235 and $255 million in 2026.(a)

•	The Company expects its Healthcare Solutions business to grow revenue by around 3% primarily driven by price. Margin expansion is expected to be driven by further SG&A synergies and cost optimization now that operations are locally managed.

•	WM’s strong balance sheet and cash flow growth outlook position the Company to continue its commitment to sound capital allocation. The Company’s outlook includes $100 to $200 million of investment in solid waste acquisitions and estimated annual dividends paid to shareholders of $1.5 billion. The Board of Directors has indicated its intention to increase the annual dividend by $0.48 per share to $3.78 in 2026, though all future dividends will be declared at the discretion of the Board prior to payment. As announced in December, the Company expects to resume share repurchases during the first quarter of 2026 and repurchase approximately $2 billion of its shares during 2026 while remaining committed to returning to its targeted leverage ratio of between 2.5x and 3.0x during the year.(d)

SUSTAINABILITY GROWTH OUTLOOK

WM is progressing its sustainability growth portfolio to expand its industry-leading network of renewable energy and recycling assets. The Company expects to complete six additional renewable natural gas plants and four additional recycling projects in 2026. The Company has executed well on its strategic investment portfolio, and 2027 financial results are expected to achieve almost all of the full run-rate contributions from its previously announced projects. As a result, adjusted operating EBITDA for the Recycling Processing and Sales and Renewable Energy segments combined with the landfill gas royalties realized by the Collection and Disposal segment are expected to collectively approach $1 billion in 2027 at current market prices.(a)(m)

Fish concluded, “As we wrap up a record 2025, we’re incredibly grateful for the hard work and commitment of our WM team. Their focus and drive delivered impressive results and provided a strong foundation for 2026. Looking ahead, we’re confident in our ability to achieve our 2026 outlook as we continue to grow our sustainability and healthcare solutions businesses and create value for our customers, communities, and shareholders.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	Leverage ratio is calculated based on the defined terms for this financial covenant in the Company’s revolving credit agreement, which is Exhibit 10.9 to the Company’s Form 10-K filed Feb. 19, 2025.

(e)	Management defines Legacy Business as total Company GAAP results excluding the Healthcare Solutions segment and net of intercompany eliminations.

(f)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(g)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $62 per ton compared to about $87 per ton in the prior year period, and $75 per ton for the full year compared to $92 per ton in the prior year period. The blended average price for renewable natural gas sold in 2025 was about $31per MMBtu. The average price received for Renewable Fuel Standard credits was $2.41 during the quarter compared to $3.02 in the prior year period, and $2.49 for the full year compared to $3.05 in the prior year period. The average price received for natural gas was $3.06 per MMBtu during the quarter compared to $2.30 per MMBtu in the prior year period and $2.99 for the full year compared to $1.99 in the prior year period. The average price received for electricity was about $72 per megawatt hour in the quarter compared to about $65 per megawatt hour in the prior year period and $72 per megawatt hour for the full year compared to $63 in the prior year period.

(h)	The Company’s 2026 financial outlook and expectations are independent of 2027 estimates and projections communicated at its June 2025 Investor Day. The Investor Day estimates were developed using certain commodity, economic and other assumptions at that time. The Investor Day estimates spoke only as of the date issued and are not reissued or affirmed. The Company anticipates that it would next comment on 2027 estimates and projections when it provides ordinary course annual financial guidance in connection with its fourth quarter 2026 earnings announcement. As noted at the Investor Day and under “Forward-Looking Statements” below, the Company assumes no obligation to update any forward-looking statements, including estimates, projections, guidance or underlying assumptions.

(i)	To enhance comparability and better reflect operating performance, the Company is updating its classification of accretion expense, resulting in its exclusion from operating expense and operating EBITDA. Accretion will remain a component of income from operations. For 2026, the Company expects accretion expense of approximately $150 million. This compares to accretion expense of $142 million in 2025 with $35 million in the first quarter, $36 million in the second quarter, $35 million in the third quarter, and $36 million in the fourth quarter.

(j)	The Company expects capital spending of about $85 million in 2026 on two recently approved renewable natural gas facilities and one new recycling growth project that are each expected to be completed and begin contributing operating EBITDA by 2028.

(k)	The 2026 outlook includes a blended average single-stream recycled commodity price of approximately $70 per ton. The Company estimates that a $10 per ton change in the blended average single-stream commodity price impacts total Company operating EBITDA by approximately $27 million.

(l)	The Company expects to generate between 21 and 22 million MMBtu of renewable natural gas in 2026, 60% of which has already been contracted at a blended average price of about $27 per MMBtu. The remaining 40% is expected to be sold at market rates averaging approximately $24.50 per MMBtu for an overall anticipated blended average price of approximately $26 per MMBtu. The Company’s current sensitivity to a $0.10 change in the value of Renewable Fuel Standard credits on the uncontracted portion of expected sales is approximately $6 million of operating EBITDA.

(m)	The Company estimates an adjusted operating EBITDA baseline for the Recycling Processing and Sales and Renewable Energy segments combined with landfill gas royalties that would have been realized in the Collection and Disposal segment in 2023 of approximately $300 million before contributions from sustainability growth projects realized that year.

The Company will host a conference call at 10 a.m. ET on Jan. 29, 2026, to discuss the fourth quarter and full-year 2025 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet in the industry in North America. Healthcare Solutions provides collection and disposal services of regulated medical waste, as well as secure information destruction services, in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including statements regarding 2026 in the heading of this press release, all statements under the headings “Financial Outlook,” “2026 Expectations,” and “Sustainability Growth Outlook” and all statements regarding future growth, earnings, value creation, performance and results of our business; targets, financial guidance and outlook; ability to achieve the Company’s 2026 outlook; future capital allocation, including dividends, share repurchases and acquisition spending; future leverage ratio; technology and automation investments and results; integration of the Healthcare Solutions business and related contributions, results and benefits, including amount and timing of synergies; amount and timing of sustainability investments, upgrades and project completions and related returns, contributions, and benefits; drivers of performance, including pricing programs, cost optimization, and volume; and assumptions regarding commodity prices, natural gas production, tax credits and renewable fuel programs. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle (which is now presented as our Healthcare Solutions segment) and achieve the anticipated benefits therefrom, including synergies; legal, regulatory, operational, technological and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle acquisition; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, recyclables, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition and pricing pressure; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changes in general economic conditions, capital markets or consumer trends; changing conditions in the recycling industry, including impacts on demand, pricing and availability of counterparties; changing conditions in the healthcare industry; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; inability to adapt and manage the benefits and risks of artificial intelligence; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; failure to maintain an effective system of internal control over financial reporting; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected adjusted operating EBITDA and margin is anticipated to be adjusted to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projections to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating revenues	$6,313	$5,893	$25,204	$22,063
Costs and expenses:
Operating	3,693	3,553	15,012	13,383
Selling, general and administrative	674	747	2,722	2,264
Depreciation, depletion and amortization	770	652	2,863	2,267
Restructuring	12	2	51	4
(Gain) loss from divestitures, asset impairments and unusual items, net	9	20	248	82
	5,158	4,974	20,896	18,000
Income from operations	1,155	919	4,308	4,063
Other income (expense):
Interest expense, net	(223)	(201)	(912)	(598)
Equity in net income (loss) of unconsolidated entities	(1)	—	10	4
Other, net	4	(18)	20	(11)
	(220)	(219)	(882)	(605)
Income before income taxes	935	700	3,426	3,458
Income tax expense	193	102	717	713
Consolidated net income	742	598	2,709	2,745
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	(1)
Net income attributable to Waste Management, Inc.	$742	$598	$2,708	$2,746
Basic earnings per common share	$1.84	$1.49	$6.72	$6.84
Diluted earnings per common share	$1.83	$1.48	$6.70	$6.81
Weighted average basic common shares outstanding	403.1	401.6	402.7	401.5
Weighted average diluted common shares outstanding	404.5	403.6	404.2	403.4

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)
(Unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$201	$414
Receivables, net	4,055	3,687
Other	654	673
Total current assets	4,910	4,774
Property and equipment, net	20,378	19,340
Goodwill	13,880	13,438
Other intangible assets, net	3,767	4,188
Other	2,900	2,827
Total assets	$45,835	$44,567
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,813	$4,899
Current portion of long-term debt	711	1,359
Total current liabilities	5,524	6,258
Long-term debt, less current portion	22,196	22,541
Other	8,124	7,514
Total liabilities	35,844	36,313
Equity:
Waste Management, Inc. stockholders’ equity	9,990	8,252
Noncontrolling interests	1	2
Total equity	9,991	8,254
Total liabilities and equity	$45,835	$44,567

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)
(Unaudited)

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$2,709	$2,745
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,863	2,267
Other	984	402
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(513)	(24)
Net cash provided by operating activities	6,043	5,390
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(395)	(7,488)
Capital expenditures	(3,227)	(3,231)
Proceeds from divestitures of businesses and other assets, net of cash divested	121	158
Other, net	(65)	(40)
Net cash used in investing activities	(3,566)	(10,601)
Cash flows from financing activities:
New borrowings	20,414	24,578
Debt repayments	(21,747)	(17,870)
Common stock repurchase program	—	(262)
Cash dividends	(1,334)	(1,210)
Exercise of common stock options	61	53
Tax payments associated with equity-based compensation transactions	(51)	(52)
Other, net	(16)	(82)
Net cash provided by (used in) financing activities	(2,673)	5,155
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	6	(9)
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(190)	(65)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	487	552
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$297	$487

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)
(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	December 31,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$1,666	$(233)	$1,433	$1,578	$(212)	$1,366
Industrial	994	(227)	767	968	(202)	766
Residential	903	(21)	882	896	(22)	874
Other collection	886	(79)	807	840	(68)	772
Total collection	4,449	(560)	3,889	4,282	(504)	3,778
Landfill	1,306	(396)	910	1,231	(374)	857
Transfer	666	(285)	381	629	(270)	359
Total Collection and Disposal	$6,421	$(1,241)	$5,180	$6,142	$(1,148)	$4,994
Recycling Processing and Sales	449	(94)	355	476	(78)	398
Renewable Energy	158	(1)	157	93	—	93
Healthcare Solutions(a)	732	(117)	615	471	(68)	403
Corporate and Other	13	(7)	6	12	(7)	5
Total	$7,773	$(1,460)	$6,313	$7,194	$(1,301)	$5,893

	Year Ended
	December 31,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$6,520	$(890)	$5,630	$6,169	$(798)	$5,371
Industrial	3,989	(883)	3,106	3,883	(794)	3,089
Residential	3,597	(87)	3,510	3,555	(89)	3,466
Other collection	3,463	(288)	3,175	3,194	(230)	2,964
Total collection	17,569	(2,148)	15,421	16,801	(1,911)	14,890
Landfill	5,347	(1,566)	3,781	4,958	(1,513)	3,445
Transfer	2,629	(1,127)	1,502	2,448	(1,067)	1,381
Total Collection and Disposal	$25,545	$(4,841)	$20,704	$24,207	$(4,491)	$19,716
Recycling Processing and Sales	1,866	(374)	1,492	1,890	(287)	1,603
Renewable Energy	481	(3)	478	321	(3)	318
Healthcare Solutions(a)	2,951	(443)	2,508	471	(68)	403
Corporate and Other	52	(30)	22	48	(25)	23
Total	$30,895	$(5,691)	$25,204	$26,937	$(4,874)	$22,063

(a)	In the third quarter of 2025, as a result of continued integration efforts and to enhance transparency and accountability, the Company began reflecting intra-segment activity within the Healthcare Solutions segment. These charges were designed to measure profitability at more granular levels of the enterprise and to facilitate clearer financial accountability within operating units. Accordingly, adjustments to 2025 and 2024 activity were made to properly reflect intra-segment activity for both periods. Intra-segment operating revenues within Healthcare Solutions for the three months ended December 31, 2025 and 2024 are $109 million and $58 million, respectively. Intra-segment operating revenues within Healthcare Solutions for the years ended December 31, 2025 and 2024 are $425 million and $58 million, respectively.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)
(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended December 31, 2025 vs. 2024				Period-to-Period Change for the Year Ended December 31, 2025 vs. 2024
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and disposal	$168	3.5%			$719	3.8%
Recycling Processing and Sales and Renewable Energy (c)	(57)	(11.4)			(155)	(7.9)
Energy surcharges and mandated fees	25	11.1			44	4.9
Total average yield (d)			$136	2.3%			$608	2.8%
Volume (e)			41	0.7			206	0.9
Healthcare Solutions (f)			6	0.1			6	—
Internal revenue growth			183	3.1			820	3.7
Acquisitions			251	4.3			2,365	10.7
Divestitures			(18)	(0.3)			(31)	(0.1)
Foreign currency translation			4	—			(13)	(0.1)
Total			$420	7.1%			$3,141	14.2%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended December 31, 2025 vs. 2024		Year Ended December 31, 2025 vs. 2024
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume	Yield	Volume(g)
Commercial	4.8%	(0.4)%	5.1%	(0.2)%
Industrial	2.3	(0.3)	2.8	(0.3)
Residential	4.2	(4.0)	5.4	(4.7)
Total collection	3.8	(1.4)	4.3	(1.3)
MSW	8.1	(1.7)	6.5	2.9
Transfer	4.1	(1.0)	4.9	(2.1)
Total collection and disposal	3.5%	(0.6)%	3.8%	0.3%

(a)	Calculated by dividing the increase or decrease for the current year by the prior year’s related business revenue adjusted to exclude the impacts of divestitures for the current year.

(b)	Calculated by dividing the increase or decrease for the current year by the prior year’s total Company revenue adjusted to exclude the impacts of divestitures for the current year.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(e)	Includes activities from our Corporate and Other businesses.

(f)	The amounts reported herein represent the total change in our revenues attributable to our Healthcare Solutions business in the period following the anniversary of the acquisition.

(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)
(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,698	$1,511	$6,043	$5,390
Capital expenditures to support the business	(684)	(736)	(2,594)	(2,281)
Proceeds from divestitures of businesses and other assets, net of cash divested	13	59	121	158
Free cash flow before sustainability growth investments	1,027	834	3,570	3,267
Capital expenditures - sustainability growth investments	(204)	(379)	(633)	(950)
Free cash flow	$823	$455	$2,937	$2,317

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Supplemental Data
Internalization of waste, based on disposal costs	72.3%	70.1%	71.7%	69.4%
Landfill depletable tons (in millions)	31.1	31.1	128.8	125.0
Acquisition Summary(b)
Gross annualized revenue acquired	$1	$2,622	$166	$2,917
Total consideration, net of cash acquired	(2)	6,720	440	7,500
Cash paid for acquisitions consummated during the period, net of cash acquired	1	6,706	400	7,479
Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	1	6,713	408	7,503

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Landfill depletion expense:
Cost basis of landfill assets	$169	$159	$683	$633
Asset retirement costs	99	56	215	162
Total landfill depletion expense(c)	268	215	898	795
Accretion expense	36	34	142	133
Landfill depletion and accretion expense	$304	$249	$1,040	$928

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	For both the fourth quarter of 2025 and the year ended December 31, 2025, the increase in landfill depletion expense was primarily due to increased volumes at our landfills, particularly in our Western Tier.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31, 2025
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$1,155	$935	$193	$742	$1.83
Adjustments:
Stericycle transaction and integration costs	33	33	7	26
(Gain) loss from asset impairments and other, net(b)	16	16	4	12
	49	49	11	38	0.10
As adjusted amounts	$1,204	$984	$204	$780	$1.93
Depreciation, depletion and amortization	770
As adjusted operating EBITDA	$1,974

Adjusted operating EBITDA margin	31.3%

	Three Months Ended December 31, 2024
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$919	$700	$102	$598	$1.48
Adjustments:
Stericycle transaction and integration costs	113	113	22	91
Loss on early extinguishment of debt	—	7	2	5
(Gain) loss from asset impairments and other, net(c)	22	22	28	(6)
	135	142	52	90	0.22
As adjusted amounts	$1,054	$842	$154	$688	$1.70
Depreciation, depletion and amortization	652
As adjusted operating EBITDA	$1,706

Adjusted operating EBITDA margin	28.9%

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	Includes an $8 million impairment charge related to the decision to temporarily suspend the operations of a business engaged in accelerating plastic film and wrap recycling capabilities.

(c)	Primarily relates to a net charge of $13 million to adjust an indirect wholly-owned subsidiary’s estimated potential share of the liability for a proposed environmental remediation plan at a closed site. The tax expense and net income amounts also include a benefit from the determination that a realized loss from a prior period is deductible for tax purposes.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)
(Unaudited)

	Three Months Ended December 31, 2025
		Recycling			Total
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Operating revenues, as reported	$5,180	$355	$157	$6	$5,698	$615	$6,313

Income from operations, as reported	$1,503	$15	$57	$(397)	$1,178	$(23)	$1,155
Depreciation, depletion and amortization	516	45	21	78	660	110	770
Operating EBITDA, as reported	$2,019	$60	$78	$(319)	$1,838	$87	$1,925

Adjustments:
Stericycle transaction and integration costs	—	—	—	15	15	18	33
(Gain) loss from asset impairments and other, net	1	14	1	—	16	—	16
	1	14	1	15	31	18	49
Adjusted operating EBITDA	$2,020	$74	$79	$(304)	$1,869	$105	$1,974

Operating EBITDA margin, as reported	39.0%	16.9%	49.7%	N/A	32.3%	14.1%	30.5%
Adjusted operating EBITDA margin	39.0%	20.8%	50.3%	N/A	32.8%	17.1%	31.3%

	Three Months Ended December 31, 2024
		Recycling			Total
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Operating revenues, as reported	$4,994	$398	$93	$5	$5,490	$403	$5,893

Income from operations, as reported	$1,380	$17	$32	$(441)	$988	$(69)	$919
Depreciation, depletion and amortization	484	38	10	47	579	73	652
Operating EBITDA, as reported	$1,864	$55	$42	$(394)	$1,567	$4	$1,571

Adjustments:
Stericycle transaction and integration costs	—	—	—	56	56	57	113
(Gain) loss from asset impairments and other, net	5	3	—	14	22	—	22
	5	3	—	70	78	57	135
Adjusted operating EBITDA	$1,869	$58	$42	$(324)	$1,645	$61	$1,706

Operating EBITDA margin, as reported	37.3%	13.8%	45.2%	N/A	28.5%	1.0%	26.7%
Adjusted operating EBITDA margin	37.4%	14.6%	45.2%	N/A	30.0%	15.1%	28.9%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The total amount of such fees in income from operations for the three months ended December 31, 2025 and 2024 is $16 million and $23 million, respectively.

(b)	Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal businesses for landfill gas. The total amount of royalties in income from operations for the three months ended December 31, 2025 and 2024 is $24 million and $14 million, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)
(Unaudited)

	Year Ended December 31, 2025
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$4,308	$3,426	$717	$2,708	$6.70
Adjustments:
Stericycle transaction and integration costs	137	137	31	106
(Gain) loss from asset impairments and other, net(b)	274	274	57	217
	411	411	88	323	0.80
As adjusted amounts	$4,719	$3,837	$805	$3,031	$7.50
Depreciation, depletion and amortization	2,863
As adjusted operating EBITDA	$7,582

Adjusted operating EBITDA margin	30.1%

	Year Ended December 31, 2024
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$4,063	$3,458	$713	$2,746	$6.81
Adjustments:
Stericycle transaction and integration costs	160	160	28	132
Loss on early extinguishment of debt	—	7	2	5
Collective bargaining agreement costs	1	1	—	1
(Gain) loss from asset impairments and other, net(c)	72	72	40	32
	233	240	70	170	0.42
As adjusted amounts	$4,296	$3,698	$783	$2,916	$7.23
Depreciation, depletion and amortization	2,267
As adjusted operating EBITDA	$6,563

Adjusted operating EBITDA margin	29.7%

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	Primarily includes (i) a $162 million impairment charge related to the decision to temporarily suspend the operations of a business engaged in accelerating plastic film and wrap recycling capabilities; (ii) a $45 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier; (iii) a $16 million goodwill impairment charge related to a business engaged in oil recovery and sludge processing services within our Collection and Disposal businesses and (iv) an $11 million negotiated payment for early termination of a contract in our Renewable Energy segment.

(c)	Primarily includes net charges consisting of a $54 million charge required to increase the estimated fair value of a liability associated with the expected disposition of an investment the Company holds in a waste diversion technology business and a $13 million charge to adjust an indirect wholly-owned subsidiary’s estimated potential share of the liability for a proposed environmental remediation plan at a closed site.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)
(Unaudited)

	Year Ended December 31, 2025
		Recycling			Total
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Operating revenues, as reported	$20,704	$1,492	$478	$22	$22,696	$2,508	$25,204

Income from operations, as reported	$5,777	$(80)	$135	$(1,436)	$4,396	$(88)	$4,308
Depreciation, depletion and amortization	2,038	176	67	156	2,437	426	2,863
Operating EBITDA, as reported	$7,815	$96	$202	$(1,280)	$6,833	$338	$7,171

Adjustments:
Stericycle transaction and integration costs	—	—	—	51	51	86	137
(Gain) loss from asset impairments and other, net	74	175	12	13	274	—	274
	74	175	12	64	325	86	411
Adjusted operating EBITDA	$7,889	$271	$214	$(1,216)	$7,158	$424	$7,582

Operating EBITDA margin, as reported	37.7%	6.4%	42.3%	N/A	30.1%	13.5%	28.5%
Adjusted operating EBITDA margin	38.1%	18.2%	44.8%	N/A	31.5%	16.9%	30.1%

	Year Ended December 31, 2024
		Recycling			Total
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Operating revenues, as reported	$19,716	$1,603	$318	$23	$21,660	$403	$22,063

Income from operations, as reported	$5,444	$86	$99	$(1,497)	$4,132	$(69)	$4,063
Depreciation, depletion and amortization	1,900	132	36	126	2,194	73	2,267
Operating EBITDA, as reported	$7,344	$218	$135	$(1,371)	$6,326	$4	$6,330

Adjustments:
Stericycle transaction and integration costs	—	—	—	103	103	57	160
Collective bargaining agreement costs	1	—	—	—	1	—	1
(Gain) loss from asset impairments and other, net	(12)	3	7	74	72	—	72
	(11)	3	7	177	176	57	233
Adjusted operating EBITDA	$7,333	$221	$142	$(1,194)	$6,502	$61	$6,563

Operating EBITDA margin, as reported	37.2%	13.6%	42.5%	N/A	29.2%	1.0%	28.7%
Adjusted operating EBITDA margin	37.2%	13.8%	44.7%	N/A	30.0%	15.1%	29.7%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The total amount of such fees in income from operations for the year ended December 31, 2025 and 2024 is $75 million and $100 million, respectively.

(b)	Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal businesses for landfill gas. The total amount of royalties in income from operations for the year ended December 31, 2025 and 2024 is $72 million and $48 million, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)
(Unaudited)

	Three months ended			Three months ended
	December 31, 2025			December 31, 2024(a)
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$5,698	$615	$6,313	$5,893

Operating expenses, as reported	$3,302	$391	$3,693	$3,553
As a % of revenues	58.0%	63.6%	58.5%	60.3%

Adjustment:
Stericycle transaction and integration costs	—	(2)	(2)	—
As adjusted operating expenses(a)	$3,302	$389	$3,691	$3,553
As a % of revenues	58.0%	63.3%	58.5%	60.3%

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024(a)
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$22,696	$2,508	$25,204	$22,063

Operating expenses, as reported	$13,429	$1,583	$15,012	$13,383
As a % of revenues	59.2%	63.1%	59.6%	60.7%

Adjustments:
Stericycle transaction and integration costs	—	(9)	(9)	—
Legacy loss contingency reserve	(7)	—	(7)	—
Collective bargaining agreement costs	—	—	—	(1)
As adjusted SG&A expenses	$13,422	$1,574	$14,996	$13,382
As a % of revenues	59.1%	62.8%	59.5%	60.7%

(a)            Total 2024 WM and Legacy Business reconciliation is the same.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three months ended			Three months ended
	December 31, 2025			December 31, 2024
	Legacy	Healthcare		Legacy	Healthcare
	Business	Solutions	Total WM	Business	Solutions	Total WM
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,698	$615	$6,313	$5,490	$403	$5,893

SG&A expenses, as reported	$535	$139	$674	$592	$155	$747
As a % of revenues	9.4%	22.6%	10.7%	10.8%	38.5%	12.7%

Adjustment:
Stericycle transaction and integration costs	(15)	(11)	(26)	(56)	(57)	(113)
As adjusted SG&A expenses	$520	$128	$648	$536	$98	$634
As a % of revenues	9.1%	20.8%	10.3%	9.8%	24.3%	10.8%

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024
	Legacy	Healthcare		Legacy	Healthcare
	Business	Solutions	Total WM	Business	Solutions	Total WM
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$22,696	$2,508	$25,204	$21,660	$403	$22,063

SG&A expenses, as reported	$2,149	$573	$2,722	$2,109	$155	$2,264
As a % of revenues	9.5%	22.8%	10.8%	9.7%	38.5%	10.3%

Adjustment:
Stericycle transaction and integration costs	(51)	(45)	(96)	(89)	(57)	(146)
As adjusted SG&A expenses	$2,098	$528	$2,626	$2,020	$98	$2,118
As a % of revenues	9.2%	21.1%	10.4%	9.3%	24.3%	9.6%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

2026 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$6,300	$6,450
Capital expenditures to support the business	(2,450)	(2,550)
Proceeds from divestitures of businesses and other assets, net of cash divested	100	150
Free cash flow before sustainability growth investments	$3,950	$4,050
Capital expenditures - sustainability growth investments	(200)	(200)
Free cash flow	$3,750	$3,850

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2026. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

Note: The reconciliations of net cash provided by operating activities to free cash flow for the fourth quarter and full year of 2025 are included in the second Summary Data Sheet.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not currently adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

Three Months Ended
	December 31, 2025		December 31, 2024
		Change in		Change in
		Adjusted		Adjusted
		Operating		Operating
	Amount	EBITDA Margin	Amount	EBITDA Margin
Recycling commodity rebates	$158	0.8%	$236	1.3%
Accretion expense	$36	0.6%	$34	0.6%

Year Ended
	December 31, 2025		December 31, 2024
		Change in		Change in
		Adjusted		Adjusted
		Operating		Operating
	Amount	EBITDA Margin	Amount	EBITDA Margin
Recycling commodity rebates	$712	0.9%	$879	1.3%
Accretion expense	$142	0.5%	$133	0.7%